FOR IMMEDIATE RELEASE	Exhibit 99.1

Xtera Announces Fiscal Third Quarter Financial Results

DALLAS, TEXAS, USA – (August 11, 2016) – Xtera Communications, Inc. (NASDAQ: XCOM), a provider of high-capacity optical transport solutions, today announced financial results for its fiscal third quarter ended June 30, 2016. Revenue for the third quarter of fiscal 2016 was $5.3 million compared to $16.2 million for the fiscal third quarter of 2015.

“We continue to see strong interest in the market for the increased bandwidth that our Wise Raman™ technology can uniquely provide by extending a network’s reach and capacity. Our backlog at the end of Q3 was approximately $90 million,” said Jon Hopper, Xtera’s President and Chief Executive Officer. “Fulfilling that demand was a challenge in the third quarter given our liquidity challenges. We are actively working with our existing lenders and others to address this issue as soon as possible as well as exploring strategic alternatives.  We have engaged Cowen and Company to assist us on these efforts,” said Hopper.

The company's GAAP net loss for the fiscal third quarter of 2016 was $(23.6) million, or $(1.37) per basic and fully diluted share, compared to a GAAP net loss of $(4.6) million, or $(4.38) per basic and fully diluted share, for the third fiscal quarter of 2015. The company's non-GAAP net loss for the fiscal third quarter of 2016 was $(23.3) million, or $(1.35) per basic and fully diluted share, compared to a non-GAAP net loss of $(4.3) million, or $(4.24) per basic and fully diluted share, for the third fiscal quarter of 2015.

A reconciliation of our fiscal third quarter 2016 and 2015 operating results from GAAP to non-GAAP are provided below:

Three Months Ended June 30, 2016

(Unaudited, in thousands, except share data)

		Stock Based	Amortization of
	GAAP	Compensation	Intangible Assets	Non-GAAP
Revenue	$5,347	$—	$—	$5,347
Cost of revenue	19,121	—	—	19,121
Gross profit	(13,774)	—	—	(13,774)
Gross margin	-257.60%	0.00%	0.00%	-257.60%
Sales and marketing	1,833	—	—	1,833
Research and development	3,402	—	269	3,133
General and administrative	2,849	39	—	2,810
Operating Expenses	8,084	39	269	7,776
Operating loss	(21,858)	(39)	(269)	(21,550)
Interest and other income(expense), net	(1,777)	—	—	(1,777)
Provision for income taxes	2	—	—	2
Net loss	$(23,637)	$(39)	$(269)	$(23,329)
Weighted average shares used to compute net loss per common share: basic and diluted	17,218,907	17,218,907	17,218,907	17,218,907
Net loss per common share: basic and diluted	$(1.37)	$(0.00)	$(0.02)	$(1.35)

Three Months Ended June 30, 2015

(Unaudited, in thousands, except share data)

		Stock Based	Amortization of
	GAAP	Compensation	Intangible Assets	Non-GAAP
Revenue	$16,170	$—	$—	$16,170
Cost of revenue	15,082	—	—	15,082
Gross profit	1,088	—	—	1,088
Gross margin	6.73%	0.00%	0.00%	6.73%
Sales and marketing	966	—	—	966
Research and development	2,772	—	270	2,502
General and administrative	1,435	8	—	1,427
Operating Expenses	5,173	8	270	4,895
Operating loss	(4,085)	(8)	(270)	(3,807)
Interest and other income(expense), net	(524)	—	—	(524)
Provision for income taxes	2	—	—	2
Net loss	(4,611)	(8)	(270)	(4,333)
Preferred Dividend	(3,337)	—		(3,337)
Net loss available to common	$(7,948)	$(8)	$(270)	$(7,670)
Weighted average shares used to compute net loss per common share: basic and diluted	1,816,175	1,816,175	1,816,175	1,816,175
Net loss per common share: basic and diluted	$(4.38)	$(0.00)	$(0.15)	$(4.22)

Conference Call

In conjunction with this announcement, Xtera will host a conference call to discuss its results at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on Thursday, August 11, 2016.  Interested parties can listen to a live webcast of the conference call by visiting the Investor Relations section of Xtera’s website at http://ir.xtera.com.  Dial in information for the conference call is available by registering at http://dpregister.com/10078845.  The conference call and webcast will include forward-looking information.  A replay of the conference call will also be available on the Investor Relations section of Xtera’s website at http://ir.xtera.com following the completion of the call.

Please visit http://ir.xtera.com for a copy of Xtera’s quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission today.

About Xtera Communications, Inc.

Xtera Communications, Inc. (NASDAQ: XCOM) is a leading provider of high-capacity, cost-effective optical transport solutions, supporting the high growth in global demand for bandwidth.  Xtera sells solutions to telecommunications service providers, content service providers, enterprises and government entities worldwide.  Xtera’s proprietary Wise RamanTM optical amplification technology leads to capacity and reach performance advantages over competitive products.  Xtera’s solutions enable cost-effective capacity to meet customers’ bandwidth requirements of today and to support their increasing bandwidth demand fueled by the development of data centers and related cloud-based services.

For more information, visit www.xtera.com, contact info@xtera.com or connect via LinkedIn, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements based on Xtera’s current expectations.  All statements, other than statements of historical facts, included herein are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements reflect the current views and assumptions of Xtera and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  Xtera may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Xtera’s forward-looking statements.  These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Xtera’s ability to restructure its debt or obtain waivers under its existing debt; Xtera’s ability to obtain additional capital; Xtera’s ability to continue as a going concern; Xtera’s expectations for the future business and financial performance of the Company; the growing recognition of the importance and adoption of Xtera’s Wise Raman™ technology to solve the capacity and reach requirements of telecommunication and  content service providers as well as enterprises and government entities; the long-term goals and growth prospects for Xtera; Xtera’s success in improving its internal controls and processes; the development of new products that Xtera believes will continue to help its customers expand capacity on their networks; Xtera’s history of significant operating losses; fluctuations in Xtera’s operating results and gross margin; and other factors included in Xtera’s filings with the Securities and Exchange Commission, including its 10-Q filed with the SEC on August 11, 2016.  Subsequent events may cause these expectations to change, and Xtera disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of intangible assets which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Products	$4,147	$14,892	$30,125	$39,847
Services	1,200	1,278	4,931	3,805
Total revenue	5,347	16,170	35,056	43,652
Cost of revenue:
Products	18,182	14,579	45,408	32,944
Services	939	503	2,685	1,727
Total cost of revenue	19,121	15,082	48,093	34,671
Gross profit	(13,774)	1,088	(13,037)	8,981
Operating expenses:
Sales and marketing	1,833	966	4,823	3,215
Research and development	3,402	2,772	9,446	8,198
General and administrative	2,849	1,435	6,956	4,487
Total operating expense	8,084	5,173	21,225	15,900
Operating loss	(21,858)	(4,085)	(34,262)	(6,919)
Other income (expense):
Interest expense	(715)	(631)	(1,477)	(1,917)
Interest expense, related party	—	(377)	—	(1,056)
Foreign exchange loss	(1,059)	484	(1,704)	(146)
Other loss	(3)	—	(5)	—
Total other expense	(1,777)	(524)	(3,186)	(3,119)
Loss before income taxes	(23,635)	(4,609)	(37,448)	(10,038)
Income tax provision	2	2	4	38
Net loss	$(23,637)	$(4,611)	$(37,452)	$(10,076)
Preferred dividend	—	(3,337)	—	(10,011)
Net loss available to common stockholders	$(23,637)	$(7,948)	$(37,452)	$(20,087)
Loss per common share – basic and diluted	$(1.37)	$(4.38)	$(2.52)	$(11.06)
Weighted average shares – basic and diluted	17,218,907	1,816,175	14,837,954	1,815,496

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30,	September 30,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$614	$1,753
Restricted cash	328	1,120
Accounts receivable, net	5,198	6,580
Unbilled receivables	11,263	6,119
Inventories, net	11,724	10,540
Deferred cost	5,010	780
Prepaid expenses and other current asset	1,092	1,185
Total current assets	35,229	28,077
Property and equipment, net	3,923	3,399
Restricted cash	3,476	152
Intangible assets, net	6,745	7,554
Other assets	90	90
Total assets	$49,463	$39,272
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$25,340	$13,589
Accrued compensation and employee benefits	1,178	760
Deferred revenue	2,966	1,058
Warranty reserve	2,569	1,735
Current portion of long-term debt	12,103	10,707
Other accrued liabilities	14,677	4,966
Total current liabilities	58,833	32,815
Long-term debt less current portion	—	2,133
Other long-term liabilities	619	631
Total liabilities	59,452	35,579
Commitments and contingencies
Stockholders’ equity (deficit)
Series A-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 40,500,000 as of June 30, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 39,663,482 as of June 30, 2016 and September 30, 2015	—	40
Series B-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 39,500,000 as of June 30, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 38,589,303 as of June 30, 2016 and September 30, 2015	—	39
Series C-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 25,000,000 as of June 30, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 19,081,778 as of June 30, 2016 and September 30, 2015	—	19
Series D-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 60,000,000 as of June 30, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 52,509,212 as of June 30, 2016 and September 30, 2015	—	53
Series E-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 120,000,000 as of June 30, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 114,679,639 as of June 30, 2016 and September 30, 2015	—	115
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $0.001 par value, Authorized shares: 100,000,000 and 395,000,000 as of June 30, 2016 and September 30, 2015; Issued and outstanding shares: 17,224,624 and 1,936,056 as of June 30, 2016 and September 30, 2015	17	2
Additional paid-in-capital	410,421	388,047
Accumulated deficit	(422,137)	(384,685)
Accumulated other comprehensive income, net	1,710	63
Total stockholders’ equity (deficit)	(9,989)	3,693
Total liabilities and stockholders’ equity	$49,463	$39,272

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended June 30,
	2016	2015
Operating Activities:
Net loss	$(37,452)	$(10,076)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,264	1,986
Provision for inventory obsolescence	4,219	1,001
Provision for loss on contracts	6,639	—
Warranty provision	959	769
Share-based compensation	333	25
Warrant amortization expense	77	152
(Gain) loss on disposition of assets	5	—
Changes in operating assets and liabilities
Accounts receivable	1,357	3,623
Unbilled accounts receivable	(5,144)	(3,014)
Inventories	(6,720)	(2,415)
Deferred costs	(4,230)	(733)
Prepaid expenses and other assets	357	(350)
Accounts payable	11,837	9,097
Other accrued liabilities	3,409	872
Deferred revenue	1,982	(2,215)
Net cash used in operating activities	(20,108)	(1,278)
Investing Activities:
Changes in restricted cash	(2,532)	378
Purchases of property and equipment	(996)	(866)
Net cash used in investing activities	(3,528)	(488)
Financing Activities:
Repayment of debt	(21,771)	(27,747)
Proceeds from debt	20,957	23,847
Proceeds from issuance of bridge loans	—	500
Proceeds from issuance of bridge loans, related party	—	4,300
Payment of capital lease obligations	(69)	—
Proceeds from issuance of common stock	21,790	1
Net cash provided by financing activities	20,907	901
Effect of exchange rate changes on cash	1,590	141
Net increase (decrease) in cash and cash equivalents	(1,139)	(724)
Cash and cash equivalents at beginning of period	1,753	1,920
Cash and cash equivalents at end of period	$614	$1,196
Supplemental disclosure of cash flow information:
Cash paid for interest	$912	$986
Cash paid for income taxes	2	$38
Noncash investing and finance activities:
Issuance of warrants	$—	$264
Inventory converted to depreciable assets	$1,316	$—

Investor Contact:

David H. Allen | +1 408 427 4463 | IR@xtera.com

Marketing & Sales Contact:

Bertrand Clesca | +33 1 45 48 15 67 | marketing@xtera.com

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